EXHIBIT 99.1

FOR IMMEDIATE RELEASE

INITIAL REPORTING PERIOD FOR “NEW” HEALTHTRONICS
Strong Uro Group Performance
Integration on Schedule

AUSTIN, TX, March 1, 2005 — HealthTronics, Inc. (NASDAQ: HTRN), today announced its financial results for the fourth quarter and fiscal year ended December 31, 2004. See attached tables.

In accordance with generally accepted accounting principles (GAAP), the financial results reported herein reflect a full year (12 months) for legacy Prime Medical Services, Inc. (“Prime”) and only two months of operations for legacy HealthTronics Surgical Services, Inc. (“HSS”) since the merger was declared effective on November 9, 2004.

Total revenues for the fourth quarter of 2004 rose 30% to $55.9 million, up from $43.1 million in the same quarter of last year. Under GAAP, loss from continuing operations for the fourth quarter of 2004 was $(3.9) million or $(0.14) per diluted share, compared to income from continuing operations of $2.3 million or $0.13 per diluted share in the fourth quarter of 2003. This GAAP loss from continuing operations includes charges of $6.6 million or $0.24 per diluted share related to non-capitalized merger costs and plant consolidations. Excluding these charges, income from continuing operations in the fourth quarter of 2004 would have been $2.7 million or $0.10 per diluted share, compared to $2.3 million or $0.13 per diluted share in the same 2003 quarter (see attached GAAP reconciliation table and commentary). Weighted average shares outstanding increased to 27.9 million in the current fourth quarter from 17.3 million in the same period a year ago, reflecting shares issued for the acquisition of Medstone International, Inc. and the merger between HSS and Prime.

Total revenues for the year ended December 31, 2004 rose 20% to $193.1 million, up from $160.4 million last year. Under GAAP, income from continuing operations for 2004 was $0.8 million or $0.04 per diluted share, down from $6.2 million or $0.36 per diluted share for the year ended December 31, 2003. 2004 GAAP income from continuing operations includes charges of $8.7 million or $0.39 per diluted share related to non-capitalized merger costs and plant consolidations. Excluding these charges, income from continuing operations would have been $9.5 million or $0.43 per diluted share, compared to $7.3 million or $0.42 per diluted share in 2003. Weighted average shares outstanding increased to 22.2 million for 2004 from 17.4 million in 2003, reflecting the transactions discussed above.

HealthTronics’ President & CEO, Brad A. Hummel, commented, “Looking beyond the impact of costs related to our merger and plant closures within our Specialty Vehicle unit, as well as the unusual reporting method (12 months of Prime operations and two months of HSS), fourth quarter and year-end performance was in line with our expectations.

“While we have operated as a combined company for only a few months, our integration planning efforts have allowed us to move quickly to confirm the Company’s focus and proceed with our plan to achieve the savings we identified while preparing for the merger. To that end, the Company declared its intention to no longer fund or support the operation of its Swiss subsidiary, HMT-AG. Additionally, we will report the Company’s Orthopaedics unit as income (loss) from discontinued operations and assets held for sale.

“Our management team believes these steps, among others, will allow us to direct resources toward our core businesses with the prospect of higher rates of return and to those where we can exert a necessary and appropriate degree of operating and financial control. These actions further our confidence in being able to achieve our earlier stated target of $10 million in annualized cost savings. ”

SEGMENT ANALYSIS

UROLOGY

	Q-1	Q-2	Q-3**	Q-4**
	2004	2004	2004	2004(1)

Procedures	7,249	8,703	9,215	13,643
Clicks	2,547	5,398	5,338	3,809
Revenue*	16,219	19,767	20,003	31,069
EBITDA*	9,257	11,012	11,939	17,434
Minority Interest	(4,891)	(5,373)	(6,592)	(10,232)
Adjusted EBITDA*	4,366	5,639	5,347	7,202

* Includes Medical Device Sales & Service.
** Excludes certain charges totaling $1.9 million in Q-4 and $1.0 million in Q-3 relating to non-capitalized merger costs and closing of Medstone facility.
(1) Includes three months of Prime and two months of HSS

“We remain encouraged by the trends and consistency exhibited within our Urology group. On a combined basis, and reported as consolidated, Prime and HSS conducted 63,809 urology procedures during 2004 compared to 51,536 procedures for 2003. Solid-same store increases of 2.5% within the legacy Prime partnerships and 5.2% within the legacy HSS partnerships were complemented by procedures conducted within the Medstone complex, which was acquired by Prime in March 2004.

“Lithotripsy revenue per case remained steady at $2,067 in partnership-driven cases, with an overall average of $1,920 per case when including fee-for-service procedures.

“The Company continues to advance its prostate therapies initiatives. On a combined basis, and reported as consolidated, Prime and HSS conducted 4,858 procedures during 2004, compared to 3,359 in the prior year. Included in the 2004 total are 832 cryotherapy treatments, representing an increase of 647 cases over the prior year."

SPECIALTY VEHICLE MANUFACTURING SEGMENT

	Q-1	Q-2	Q-3		Q-4		Q-4
	2004	2004	2004		2004		2003

Units Delivered
Medical	26	34	31		43		38
Command/Homeland Security	20	29	22		8		26
Broadcast	32	38	43		35		44

	78	101	96		86		108

Revenue	$23,757	$30,513	$26,192	*	$24,620	*	$28,175
EBITDA	$1,730	$2,515	$3,451	*	$2,144	*	$3,576

* Excludes certain charges totaling $6.5 million in Q-4 and $1.3 million in Q-3 relating to plant closings and consolidations.

“Fourth quarter and year-end results from the Company’s Specialty Vehicle unit reflect a generally steady-to-improving market for our medical and broadcast products, as well as recent efforts to reposition our product line in the Command & Control/Homeland Security area. 2004 division revenues grew 6% from the prior year to $105 million, largely due to strengthening demand for the mobile medical product. Sales of new broadcast vehicles grew 12%, but were offset by a significant decrease in demand for remanufactured broadcast vehicles.

“Most of our attention during the fourth quarter was focused on completing Project Waterford by closing our plants in Carlisle, Pennsylvania and Sanford, Florida. In connection with completing this process, we reorganized our division management and culled backlog of commitments based on revised cost structure and resources, which resulted in a write-down of inventory for projects that would be unprofitable.

“We believe the command segment is now well positioned to profitably participate in this growing market, complementing the growth we are projecting in our medical and broadcast units.”

ORTHOPAEDICS SEGMENT

“As previously indicated, the Company has elected to position its Orthopaedics business unit for sale. Procedures in this segment decreased 3.5% from 2003 to 2004, as the payor community has been slow to affirm reimbursement of the procedure. We continue to believe our infrastructure, installed base, and the clinical benefits of a physician-directed, high energy product have a distinct advantage in the marketplace. However, the resources required to fully develop this market would detract from our focused efforts to improve our core business lines and efficiently integrate these two companies.

“We will, of course, maintain our managerial commitments to our partnerships and continue to provide maintenance, parts and consumables to the installed base until a sale is consummated.”

REFINANCING

John Q. Barnidge, HealthTronics’ Chief Financial Officer, commented, “Beyond the strategic possibilities and operating efficiencies that the HealthTronics/Prime merger promises, the “new” HealthTronics emerges significantly strengthened from a financial standpoint.

“Given the improved fundamentals and enhanced flexibility, the Company has initiated the marketing of a $50 million Revolving Credit Facility, due 2010, and a $125 million Senior Secured Term Loan B, due 2011. The proceeds of the debt will be used to refinance the existing $100 million of legacy Prime 2008 8¾% debentures and $33 million of Senior Revolving debt.

“In preparation for market, the Company sought and received ratings on this anticipated debt transaction. Moody’s assigned a Ba3 rating to the proposed $175 million secured debt and upgraded its senior implied rating to Ba3 from Ba. Standard & Poor’s assigned a BB-senior debt rating and “3” recovery rating to the proposed $50/$125 million facility. We anticipate completion of this refinancing on or about April 1, 2005.”

INTEGRATION & GUIDANCE

Mr. Barnidge continued, “Our post-merger integration plan is progressing on schedule and we remain highly confident in achieving our previously stated synergy target of $10 million of annualized expense reductions. Accordingly, we are confirming our 2005 guidance for revenues of $300 - $310 million, adjusted EBITDA of $50 - $51 million and EPS of $0.48 - $0.52. “

Conference Call and Webcast

Management of HealthTronics will host a conference call the morning of Wednesday, March 2, 2005 at 10:30 a.m. EST. To participate in the live call, please dial 888-743-0342 (706-679-0861 for international callers) and ask for the “HealthTronics” call (conference I.D. #3228653). Please call in 10 minutes before the call is scheduled to begin. The conference call will also be webcast live via the Investors section of the Company’s web site at www.healthtronics.com. To listen to the live webcast, go to the web site at least 10 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site. A telephone replay will be available for two weeks by dialing 800-642-1687 (706-645-9291 for international callers) and entering the conference I.D. #3228653

HEALTHTRONICS’ USE OF NON-GAAP FINANCIAL MEASURES

This press release includes financial measures for net income and related per share amounts that exclude certain charges and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP net income and earnings per share exclude certain charges in 2004 related to non-capitalized merger costs, the closing of a newly acquired Medstone facility and costs related to plant consolidations at HealthTronics’ Specialty Vehicle division and for 2003, expenses primarily associated with the implementation of FAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, (collectively “Certain Charges”). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding Certain Charges, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results, to competitors’ operating results, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this press release.

EBITDA AND ADJUSTED EBITDA

HealthTronics has presented EBITDA and Adjusted EBITDA amounts, which are non-GAAP financial measures, in various filings with the SEC. In the SEC filings, HealthTronics has reconciled such amounts to their most directly comparable financial measure calculated in accordance with GAAP, which is HealthTronics’ net income. HealthTronics believes that its presentations of EBITDA and Adjusted EBITDA are important supplemental measures of operating performance to its investors.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure of performance which HealthTronics believes, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of HealthTronics’ operating results before the impact of investing and financing transactions and income taxes. HealthTronics does not reflect minority interest expense when calculating EBITDA, however, HealthTronics adjusts for minority interest expense and refers to this measure as “Adjusted EBITDA”. HealthTronics has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting. Adjusted EBITDA is among the more significant factors in management’s internal evaluation of total company performance. Adjusted EBITDA is also widely used by HealthTronics management in the annual budget process. HealthTronics believes these measures continue to be used by investors and creditors in their assessment of HealthTronics’ operating performance and the valuation of the company.

EBITDA and Adjusted EBITDA are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income, operating income, a liquidity measure, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA and Adjusted EBITDA reflect additional ways of viewing HealthTronics’ operations that HealthTronics believes, when viewed with its GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting HealthTronics’ business than could be obtained absent this disclosure. HealthTronics strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

About HealthTronics, Inc.

HealthTronics provides healthcare services, primarily to the urology community, and manufactures medical devices as well as specialty vehicles used for the transport of high technology medical and broadcast & communications equipment. For more information, visit www.healthtronics.com.

Statements by the Company’s management during the conference call announced in this press release that are not strictly historical, including statements regarding plans, objective and future financial performance, are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although HealthTronics believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from HealthTronics’ expectations include, among others, the existence of demand for and acceptance of HealthTronics’ services, the integration of Prime’s and HealthTronics’ businesses, regulatory approvals, economic conditions, the impact of competition and pricing, financing efforts and other factors described from time to time in HealthTronics’ periodic filings with the Securities and Exchange Commission.

CONTACT: HealthTronics, Inc. Brad A. Hummel, President & CEO John Q. Barnidge, Senior VP & CFO (512) 314-4554 www.healthtronics.com	-OR-	INVESTOR RELATIONS COUNSEL: The Equity Group Inc. Loren G. Mortman (212) 836-9604, LMortman@equityny.com Lauren Barbera (212) 836-9610, LBarbera@equityny.com www.theequitygroup.com

HEALTHTRONICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS/INFORMATION

GAAP VS. PRO FORMA RESULTS

(includes 12 months of Prime and 2 months of HSS)

(Unaudited)

GAAP RESULTS
	Three Months Ended December 31,		Year Ended December 31,
($ in thousands, except per share data)	2004	2003	2004	2003
Revenue:
Urology	$31,069	$14,661	$87,058	$60,416
Manufacturing	24,620	28,175	105,082	98,955
Other	224	237	936	1,022

Total revenue	55,913	43,073	193,076	160,393

Cost of services and general and
administrative expenses:
Urology	15,454	5,859	40,315	24,816
Manufacturing	28,953	24,601	102,239	89,524
Corporate	2,187	1,160	4,911	3,574
Depreciation and amortization	2,642	1,653	7,946	7,063

	49,236	33,273	155,411	124,977

Operating income	6,677	9,800	37,665	35,416
Other income (expenses):
Interest and dividends	121	48	328	313
Interest expense	(2,744)	(2,116)	(9,778)	(8,991)
Loan fees	--	--	--	(257)

	(2,623)	(2,068)	(9,450)	(8,935)

Income before provision for income
taxes and minority interests	4,054	7,732	28,215	26,481
Minority interest in consolidated income	10,232	4,788	27,088	17,591

Income(loss) from continuing operations	(6,178)	2,944	1,127	8,890
before income taxes
Provision for income taxes	(2,270)	645	334	2,667

Income(loss) from continuing operations	(3,908)	2,299	793	6,223

Diluted earnings per share:
Income(loss) from continuing operations	$(0.14)	$0.13	$0.04	$0.36

Weighted average shares outstanding	27,917	17,306	22,201	17,367

PRO FORMA RESULTS

Income(loss) from continuing operations, as reported	$(3,908)	$2,299	$793	$6,223
Compensation charge for employee
puts and stock buybacks, net of tax	--	--	(517)	944
Other	301	--	301	180
Costs related to Mergers	1,663	--	2,471	--
Costs related to Project Waterford-plant consolidations	4,601	--	6,410	--

Income(loss) from continuing operations, pro forma	$2,657	$2,299	$9,458	$7,347

Diluted earnings per share:
Income(loss) from continuing operations, pro forma	$0.10	$0.13	$0.43	$0.42

Weighted average shares outstanding	27,917	17,306	22,201	17,367

HEALTHTRONICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

($ in thousands)	December 31, 2004	December 31, 2003
ASSETS
Total current assets	$115,573	$69,110
Property and equipment, net	42,343	23,956
Assets of entities held for sale	6,472	--
Other assets	313,486	186,902

	$477,874	$279,968

LIABILITIES
Total current liabilities	$82,385	$35,266
Long-term debt, net of current portion	112,968	111,728
Other long-term liabilities	29,406	19,286

Total liabilities	224,759	166,280
Liabillities of entities held for sale	6,351	--
Minority interest	29,277	7,077
Total stockholders' equity	217,487	106,611

	$477,874	$279,968

HealthTronics, Inc

Urology Segment

Reconciliation of EBITDA and Adjusted EBITDA

Unaudited

(000's)

	2004
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr*
Revenues	$16,219	$19,767	$20,003	$31,069
Expenses	(6,962)	(8,755)	(9,057)	(15,534)
Add Back:
Medstone Facility Close	--	--	993	600
Non-capitalized merger costs	--	--	--	1,299
EBITDA	9,257	11,012	11,939	17,434

Minority Interest Expense	(4,891)	(5,373)	(6,592)	(10,232)

Adjusted EBITDA	$4,366	$5,639	$5,347	$7,202

*Includes 3 months of Prime and 2 months of HSS

HealthTronics, Inc

Manufacturing Segment

Reconciliation of EBITDA and Adjusted EBITDA

Unaudited

(000's)

	2004
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Revenues	$23,757	$30,513	$26,192	$24,620
Expenses	(22,348)	(28,492)	(24,066)	(29,012)
Add Back:
Costs related to merger and plant consolidation	--	--	1,325	6,536
FAS 150 charges	321	494	--	--

EBITDA	$1,730	$2,515	$3,451	$2,144